Exhibit (a)(3)


                           ING FUNDS DISTRIBUTOR, INC.
                               1475 Dunwoody Drive
                             West Chester, PA 19380


                                September 5, 2000

Pilgrim Securities, Inc.
40 N. Central Avenue, Suite 1200
Phoenix, Arizona  85004

                  Re:      Selling Agreement

Ladies and Gentlemen:

         ING Funds Distributor, Inc. ("IFD") is the principal underwriter for each of the funds managed by ING Mutual Fund Management Co. LLC (each a "Fund" and collectively the "ING Funds"). Each of the ING Funds shown in Attachment A is a portfolio of ING Funds Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the shares of which are registered under the Securities Act of 1933, as amended (the "1933 Act").

         You have informed us that Pilgrim Securities, Inc. ("PSI") is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). You desire to assist in the sale and distribution of shares of the ING Funds, and we hereby authorize you to lend such assistance consistent with the terms and understandings described below.

1.       Authority and Responsibility.

         With respect to the ING Funds shown in Attachment A, which may be amended from time to time by IFD:

         (a) PSI may offer shares of the ING Funds in accordance with the terms of the Prospectus for the pertinent Fund then in effect.

         (b) PSI may provide assistance and support to a broker-dealer ("Broker-Dealer") in connection with the sale of the shares of the ING Funds by such Broker-Dealer, provided that the Broker-Dealer is registered as such under the 1934 Act, is a member of the NASD, and has entered into a Sales Agreement with PSI under which it is authorized to sell shares of one or more of the ING Funds.

2.       Compliance

         (a) PSI is responsible for carrying out its obligations under this Agreement in compliance with the NASD Rules of Conduct, with applicable federal and state securities laws and regulations, and with other applicable law.

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         (b) PSI is not authorized to give any information or to make any representations respecting any Fund other than those contained in the current Prospectus for such Fund or in periodic reports to shareholders of the Fund or in advertising or sales literature that is authorized or approved by IFD. Except with the permission of IFD, PSI will not use or provide to Broker-Dealers any advertisements or sales literature except advertisements and sales literature that has been provided or approved by IFD.

3. Independent Contractor. PSI will undertake and discharge its obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind IFD or the ING Funds by PSI's actions, conduct or contracts, except that PSI is authorized to accept orders for the purchase or repurchase of the shares as IFD's agent and to authorize Broker-Dealers to accept such orders. Nothing contained in this Agreement shall create or shall be construed to create, the relationship of employer or employee between IFD or the ING Funds and PSI.

4. Offering Price. Shares of the ING Funds shall be offered at a price equivalent to their net asset value next computed following receipt of the order by the Fund or by the ING Funds' transfer agent, plus, as appropriate, a varying sales charge depending upon the class of the shares purchased and the amount of the money invested, as set forth in the ING Funds' Prospectus.

5. Orders. PSI shall promptly advise the ING Funds or the transfer agent of all purchase and redemption orders for shares of the ING Funds received by PSI. PSI may submit and authorize Broker-Dealers to submit purchase and redemption orders for shares directly with the transfer agent for the ING Funds. Any purchase order may be rejected by IFD or the ING Funds; provided, however, that IFD or the ING Funds will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares of the ING Funds. A Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by a Fund (or its agent) of payment therefor, will deliver deposit receipts for the shares.

6. Sales Commissions. In connection with the sale of shares of the ING Funds by Broker-Dealers that have entered into Sales Agreements with PSI, IFD shall pay commissions and service fees to such Broker-Dealers for the sale of such shares in the amount shown in Attachment B, which may be amended from time to time by agreement of both parties.

7. Payment for Shares. Payment for the purchase of any shares shall be made in cash to the ING Funds (or its agent) in an amount as set forth in the Fund's Prospectus, at the net asset value of such shares at or prior to the time of delivery of such shares.

8.       Redemption.

         (a) IFD has been authorized by the ING Funds to represent that any of the outstanding shares of the ING Funds may be tendered for redemption at any time, and has been authorized by the ING Funds to represent that the ING Funds will repurchase or redeem the shares so tendered in accordance with each of the ING Funds' articles of incorporation or declaration of trust and bylaws and the applicable provisions of the respective Fund's Prospectus. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value, less a contingent deferred sales charge, if any, determined as set forth in the applicable Prospectus (the "redemption price").

         (b) IFD represents that the Trust (or its agent) will pay the total amount of the redemption price in cash or as otherwise provided in the Fund's Prospectus.

         (c) IFD shall receive and retain any portion of any contingent deferred sales charge which is imposed on redemptions of shares of the ING Funds and not reallowed to dealers as set forth in the Prospectus.

9. Purchases for Your Own Account. PSI shall not purchase Shares for its own account for purposes of resale to the public, but PSI may purchase shares for its own investment account upon PSI's written assurance that the purchase is for investment purposes only and that the shares will not be resold except through redemption by IFD.

10. Furnishing of Information. IFD will furnish PSI at least annually with audited financial statements of each Fund's books and accounts certified by independent public accountants, and with such additional information regarding IFD's financial condition, as PSI may reasonably request from time to time.

11. Registration of Shares. IFD shall be responsible for assuring that shares of the ING Funds are registered under the 1933 Act and are registered or otherwise eligible for sale in each of the states in the United States so that there will be available for sale such number of shares of the ING Funds as PSI and Broker-Dealers may reasonably expect to sell.

12. Prospectuses. IFD will provide PSI with copies of the current Prospectuses of the ING Funds and the current Statement of Additional Information of the ING Funds, as supplemented from time to time, as PSI may reasonably request. PSI agrees to comply with the Prospectus delivery requirements of the securities laws in connection with offers of the shares of the ING Funds.

13.      Expenses.

         (a) Except as otherwise agreed by the parties from time to time on a case-by-case basis and as provided in paragraph (b) below, PSI shall bear the costs incurred by PSI in fulfilling its obligations hereunder.

         (b) IFD shall be responsible for the costs of advertising and sales literature for the ING Funds in various forms through any available medium, including the cost of printing and mailing Prospectuses to persons other than current shareholders of the ING Funds, and of advertisements and sales literature. To the extent that PSI prepares and produces advertising and sales literature on behalf of the ING Funds, IFD will reimburse PSI, unless otherwise agreed by the parties.

14. Other Activities. PSI's services pursuant to this Agreement shall not be deemed to be exclusive, and PSI may render similar services and act as a dealer for other investment companies in the offering of their shares.

15. Termination. This Agreement will terminate with respect to any Fund immediately in the event of the termination of our Distribution Agreement with such Fund. This Agreement may also be terminated by either party upon thirty
(30) days' written notice, and shall terminate immediately in the event of its direct assignment to another person by either party to this agreement without the consent of the other party.

16. Suspension of Sales. IFD as agent for the ING Funds may at any time suspend or limit the public offering of the shares of any Fund upon written notice to PSI.

17. Miscellaneous. This Agreement shall be subject to the laws of the State of Delaware and shall be interpreted and construed to further and promote the operation of the ING Funds as open-end investment companies. As used herein, the terms "Net Asset Value," "Offering Price," "Investment Company," "Open-End Investment Company," and "Principal Underwriter" shall have the meanings set forth in the 1933 Act and the 1940 Act, as applicable, and the rules and regulations promulgated thereunder. The term "assignment" shall not have the meaning set forth in the 1940 Act, but shall mean the conveyance of a party's rights and obligations under a contract by means of a separate written instrument or contract.

18.      Liability.

         (a) PSI agrees to be liable for, to hold IFD and IFD's officers, directors, and employees harmless from, and to indemnify each of them from any liabilities and costs, including but not limited to reasonable attorneys' fees, arising from (i) any misleading statements or representations (other than statements or representations contained in the ING Funds' current Prospectuses and Statements of Additional Information or any other written material IFD has approved or provided to PSI relating to the ING Funds) that PSI or its employees make concerning the ING Funds; or (ii) PSI's wrongful conduct with respect to the sale or distribution of the ING Funds' Shares.

         (b) IFD agrees to be liable for, to hold PSI, its officers, directors, and employees harmless from and to indemnify each of them from any liabilities and costs, including but not limited to reasonable attorneys' fees, arising from any untrue statement of a material fact or alleged untrue statement of a material fact contained in the ING Funds' Prospectuses or Statement of Additional Information or any amendment or supplement thereto, or arising out of or based on the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) The provisions of this paragraph 18 shall survive the termination of this agreement with respect to claims or losses arising from services rendered under this Agreement.

         If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

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
                                            Very truly yours,

                                            ING FUNDS DISTRIBUTOR, INC.


                                            By:________________________________


                                            Title:_____________________________


Agreed to and Accepted:

PILGRIM SECURITIES, INC.


By:      ______________________________

Title:   ______________________________

                                  ATTACHMENT A
                        TO THE SELLING AGREEMENT BETWEEN
            ING FUNDS DISTRIBUTOR, INC. AND PILGRIM SECURITIES, INC.
                          FOR THE SALE OF THE ING FUNDS

         Each of the following series of ING Funds Trust is a "Fund" as described in the preceding Agreement:

ING Large Cap Growth Fund
ING Growth & Income Fund
ING Mid Cap Growth Fund
ING Small Cap Growth Fund
ING Global Brand Names Fund
ING International Equity Fund
ING Emerging Markets Equity Fund
ING European Equity Fund
ING Tax Efficient Equity Fund
ING Focus Fund
ING Global Information Technology Fund
ING Global Communications Fund
ING Internet Fund
ING Intermediate Bond Fund
ING High Yield Bond Fund
ING International Bond Fund
ING National Tax-Exempt Bond Fund
ING Money Market Fund

                                  ATTACHMENT B
                        TO THE SELLING AGREEMENT BETWEEN
            ING FUNDS DISTRIBUTOR, INC. AND PILGRIM SECURITIES, INC.
                          FOR THE SALE OF THE ING FUNDS

ING Funds Distributor, Inc. ("IFD") shall pay to Pilgrim Securities, Inc. ("PSI") and Broker-Dealers as described in Section 1(b) of the Sales Agreement the amounts described below. All amounts due under a Selling Agreement for sales during a month or expenses incurred during a month shall be paid by the 30th day of the following month.

COMMISSIONS (Effective through November 5, 2000 or another date if agreed to by the parties)

  CLASS A SHARES                               EQUITY FUNDS                   FIXED INCOME FUNDS            MONEY MARKET FUNDS
  --------------                               ------------                   ------------------            ------------------
                                   SALES         DEALER                 SALES      DEALER
  AMOUNT OF PURCHASE(1)            CHARGE     CONCESSION   TRAIL(2)     CHARGE     CONCESSION  TRAIL(2)     TRAIL(2)
  ---------------------            ------     ----------   --------     ------     ----------  --------     --------
  Less than $50,000                5.75%      5.00%        0.40%        4.75%      4.00%       0.35%        0.35%
  $50,000 but less than $100,000   4.75       4.00         0.40         4.25       3.50        0.35         0.35
  $100,000, but less than          3.75       3.00         0.40         3.50       2.75        0.35         0.35
  $250,000
  $250,000 but less than           2.75       2.25         0.40         2.50       2.00        0.35         0.35
  $500,000
  $500,000 but less than           2.00       1.60         0.40         2.00       1.60        0.35         0.35
  $1,000,000
  $1,000,000 and over              0.00       1.00         0.40         0.00       0.50        0.35         0.35

CLASS B SHARES                 EQUITY FUNDS                            FIXED INCOME FUNDS             MONEY MARKET FUNDS
--------------                 ------------                            ------------------             ------------------
                                          CONTINGENT                              CONTINGENT                            CONTINGENT
                 DEALER                   DEFERRED       DEALER                   DEFERRED       DEALER                 DEFERRED
                 CONCESSION   TRAIL(2)    SALES CHARGE   CONCESSION   TRAIL(2)    SALES CHARGE   CONCESSION  TRAIL(2)   SALES CHARGE
                 ----------   --------    ------------   ----------   --------    ------------   ----------  --------   ------------
                 4.00%        0.40%       5% year 1      4.00%        0.40%       5% year 1      4.00%       0.40%      5% year 1
                              begins in   4% year 2                   begins in   4% year 2                  begins in  4% year 2
                              month 13                                month 13                               month 13
                                          4% year 3                               4% year 3                             4% year 3
                                          3% year 4                               3% year 4                             3% year 4
                                          2% year 5                               2% year 5                             2% year 5
                                          1% year 6                               1% year 6                             1% year 6

CLASS C SHARES                EQUITY FUNDS                       FIXED INCOME FUNDS                    MONEY MARKET FUNDS
--------------                ------------                       ------------------                    ------------------
                                          CONTINGENT                              CONTINGENT                            CONTINGENT
                 DEALER                   DEFERRED       DEALER                   DEFERRED       DEALER                 DEFERRED
                 CONCESSION   TRAIL(2)    SALES CHARGE   CONCESSION   TRAIL(2)    SALES CHARGE   CONCESSION  TRAIL(2)   SALES CHARGE
                 ----------   --------    ------------   ----------   --------    ------------   ----------  --------   ------------
                 1.00%         1.00%      1.00%          1.00%        1.00%       1.00%            1.00%     1.00%      1.00%
                               begins in  for year 1                  begins in   for year 1                 begins in  for year 1
                               month 13                               month 13                               month 13

---------------------
(1.) ING Funds impose a contingent deferred sales charge in connection with certain purchases of Class A shares of $1,000,000 or more.

(2.) The percentage amount indicated reflects in aggregate, any 12b-1, shareholder servicing and account servicing fees.

ING Funds also offers Class I shares, but only to retirement plans affiliated with ING Group. Shares are sold without an initial sales charge and are not subject to any Rule 12-b fee, shareholder services fees or account servicing fee.

ING Funds also offer Class X shares to qualified investors (including, but not limited to, IRAs, Roth IRAs, Education IRAs, SEP IRAs, Simple IRAs and 403(b)(7) plans). Investors purchasing Class X shares will receive bonus shares having a value equal to 2% of the amount invested. Bonus shares are paid for by the Fund's Distributor. Shares purchased by the reinvestment of dividends or capital gains distributions are not eligible for bonus shares.

COMMISSIONS (Effective November 6, 2000 or another date if agreed to by the parties)

SHARES                           EQUITY FUNDS                        FIXED INCOME FUNDS          MONEY MARKET FUNDS
------                           ------------                        ------------------          ------------------
                        SALES      DEALER                    SALES      DEALER
AMOUNT OF PURCHASE(1)   CHARGE     CONCESSION   TRAIL(2)     CHARGE     CONCESSION  TRAIL(2)     TRAIL(2)
---------------------   ------     ----------   --------     ------     ----------  --------     --------
Less than $50,000       5.75%      5.00%        0.25%        4.75%      4.25%       0.25%        0.25%
$50,000 - $99,999       4.50       3.75         0.25         4.50       4.0         0.25         0.25
$100,000 - $249,999     3.50       2.75         0.25         3.50       3.0         0.25         0.25
$250,000 - $499,999     2.50       2.00         0.25         2.50       2.25        0.25         0.25
$500,000 - $1,000,000   2.00       1.75         0.25         2.00       1.75        0.25         0.25
$1,000,000 and over     0.00       1.00         0.25         0.00       1.00        0.25         0.25
                                   begins in                            begins in                begins in
                                   month 13                             month 13                 month 13

CLASS B SHARES            EQUITY FUNDS                      FIXED INCOME FUNDS                  MONEY MARKET FUNDS
--------------            ------------                      ------------------                  ------------------
                 DEALER               CONTINGENT     DEALER               CONTINGENT     DEALER                CONTINGENT
                 CONCES-              DEFERRED       CONCES-              DEFERRED       CONCES-               DEFERRED
                 SION(3)   TRAIL      SALES CHARGE   SION(3)   TRAIL      SALES CHARGE   SION(3)   TRAIL       SALES CHARGE
                 -------   -----      ------------   -------   -----      ------------   -------   -----       ------------
                 4.00%     0.25%      5% year 1      4.00%     0.25%      5% year 1      4.00%     0.25%       5% year 1
                           begins in  4% year 2                begins in  4% year 2                begins in   4% year 2
                           month 13                            month 13                            month 13
                                      3% year 3                           3% year 3                            3% year 3
                                      3% year 4                           3% year 4                            3% year 4
                                      2% year 5                           2% year 5                            2% year 5
                                      1% year 6                           1% year 6                            1% year 6

CLASS C SHARES              EQUITY FUNDS                  FIXED INCOME FUNDS                  MONEY MARKET FUNDS
--------------              ------------                  ------------------                  ------------------
                 DEALER               CONTINGENT     DEALER               CONTINGENT     DEALER                CONTINGENT
                 CONCES-              DEFERRED       CONCES-              DEFERRED       CONCES-               DEFERRED
                 SION(3)   TRAIL      SALES CHARGE   SION(3)   TRAIL      SALES CHARGE   SION(3)   TRAIL       SALES CHARGE
                 -------   -----      ------------   -------   -----      ------------   -------   -----       ------------
                 1.00%     1.00%      1.00%          1.00%     1.00%      1.00%          1.00%     1.00%       1.00%
                           begins in  for year 1               begins in  for year 1               begins in   for year 1
                           month 13                            month 13                            month 13

---------------------
(1.) ING Funds impose a contingent deferred sales charge in connection with certain purchases of Class A shares of $1,000,000 or more. In addition, for purchases of Class A shares of $1,000,000 or more subject to a contingent deferred sales charge, the Distributor will pay Dealers a concession out of its own assets at the following rates: 1.00% of the amount invested for sales of $1,000,000 to $2,499,999; 0.50% of the amount invested for sales of $2,500,000 to $4,999,999; and 0.25% of the amount invested for sales of $5,000,000 and over. The Distributor will also pay out of its own assets a commission of 1.00% of the amount invested for purchases of Class A shares of less than $1,000,000 by qualified employer retirement plans with 50 or more participants.

(2.) The percentage amount indicated reflects in aggregate, any 12b-1, shareholder servicing and account servicing fees.

ING Funds also offers Class I shares, but only to retirement plans affiliated with ING Group. Shares are sold without an initial sales charge and are not subject to any Rule 12-b fee, shareholder services fees or account servicing fee.

ING Funds also offer Class X shares to qualified investors (including, but not limited to, IRAs, Roth IRAs, Education IRAs, SEP IRAs, Simple IRAs and 403(b)(7) plans). Investors purchasing Class X shares will receive bonus shares having a value equal to 2% of the amount invested. Bonus shares are paid for by the Fund's Distributor. Shares purchased by the reinvestment of dividends or capital gains distributions are not eligible for bonus shares.

(3.) Commissions are payable only on the sale of shares subject to a contingent deferred sales charge.

                                      B-2